POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of FEDERATED ARMS FUND and the Deputy General Counsel of Federated Investors, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                    TITLE                          DATE



 /s/ John F. Donahue          Chairman, Trustee   October 3, 1995
John F. Donahue                (Chief Executive Officer)



/s/ Glen R. Johnson           President           October 3, 1995
Glen R. Johnson



/s/ David M. Taylor           Treasurer           October 3, 1995
David M. Taylor                 (Principal Financial and
                                 Accounting Officer)



/s/ Thomas G. Bigley            Trustee           October 3, 1995
Thomas G. Bigley



/s/ John T. Conroy, Jr          Trustee           October 3, 1995
John T. Conroy, Jr.




SIGNATURES                    TITLE                          DATE



/s/ William J. Copeland         Trustee           October 3, 1995
William J. Copeland



/s/ James E. Dowd               Trustee           October 3, 1995
James E. Dowd

/s/ Lawrence D. Ellis, M.D.     Trustee           October 3, 1995
Lawrence D. Ellis, M.D.



/s/ Edward L. Flaherty, Jr      Trustee           October 3, 1995
Edward L. Flaherty, Jr.



/s/ Peter E. Madden             Trustee           October 3, 1995
Peter E. Madden



/s/ Gregor F. Meyer             Trustee           October 3, 1995
Gregor F. Meyer



/s/ John E. Murray, Jr          Trustee           October 3, 1995
John E. Murray, Jr.



/s/ Wesley W. Posvar            Trustee           October 3, 1995
Wesley W. Posvar



/s/ Marjorie P. Smuts           Trustee           October 3, 1995
Marjorie P. Smuts



Sworn to and subscribed before me this  3rd  day of October, 1995

Marie M. Hamm
Notarial Seal
Marie M. Hamm, Notary Public
Plum Boro, Allegheny County